Exhibit 1.01 – Conflict Minerals Report

Conflict Minerals Report of Civeo Corporation

In accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report (“CMR”) of Civeo Corporation (“Civeo” or “Company”) for the reporting period ended December 31, 2016 (the “Reporting Period”) in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”).

1.	Introduction

The intent of this CMR is to summarize the results of Civeo’s good faith Reasonable Country of Origin Inquiry (“RCOI”) and describe Civeo’s due diligence process in accordance with Rule 13p-1 requirements.

2.	Reasonable Country of Origin Inquiry Description

To implement the RCOI, Civeo’s Tier 1 suppliers, representing 80% of spend in Conflict Mineral supplier categories as defined by the Company, were engaged to collect information regarding the presence and sourcing of gold, tantalum, tin and tungsten (collectively “3TG”) used in the products supplied to Civeo. Information was collected and stored within Civeo’s internal record keeping systems.

Civeo’s supplier engagement efforts followed these steps:

●	An introduction was presented and discussed with Tier 1 suppliers describing the Conflict Minerals Compliance Program (“CMCP”) requirements.

●	Following the introduction, information was solicited from suppliers on the presence of 3TG in the products supplied to Civeo.

●	Throughout the process, suppliers were supported and offered assistance to ensure timely survey completion and submission compliance.

●	Civeo performed a series of follow ups with non-responsive suppliers.

●	Civeo escalated the request to senior management within the supplier organization where appropriate to ensure supplier participation in CMCP requirements.

Civeo utilized the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Due Diligence Template (“EICC-GeSI Template”) for data collection.

Suppliers were asked to provide information regarding 3TG minerals present within products supplied to Civeo and the sourcing of these materials with the ultimate goal of identifying the smelters or refiners’ (“SORs”) countries of origin. To facilitate reporting at the product-level, the products indicated by Civeo as being sourced from a given supplier were communicated to that supplier as part of the data request. Suppliers were able to submit multiple Conflict Minerals Reporting Templates (“CMRT”) as needed to address all indicated products. In many cases, however, the supplier responses defaulted to company level CMRTs and were not specifically related to products supplied to Civeo.

Supplier responses were evaluated for plausibility and consistency, and to ensure inclusion of the necessary detail. Additional contact with suppliers was conducted to address issues of incomplete data on EICC-GeSI Templates.

3.	RCOI Results

Forty-five (45) suppliers were identified as having supplied materials containing 3TG to be used in Civeo’s manufacturing processes. They were considered in-scope for conflict mineral regulatory purposes and were each contacted as part of the RCOI process.

A total of 405 Smelters or Refiners (SORs) spanning 45 countries of origin were identified as potential 3TG SORs used by our suppliers and sub-suppliers. Below is a summary of verified smelters.1

As a result of the inquiry process, Civeo was able to identify two SORs of 3TG with an indication of Democratic Republic of Congo/Covered Country (“DRC/CC”) sourcing.

SOR/Facility Name	Conflict-Free Smelter Program Status
GOLD
Abington Reldan Metals, LLC	No Certificate
Advanced Chemical Company	Compliant
Aida Chemical Industries Co., Ltd.	Compliant
Aktyubinsk Copper Company TOO	No Certificate
Al Etihad Gold Refinery DMCC	Compliant
Allgemeine Gold-und Silberscheideanstalt A.G.	Compliant
Almalyk Mining and Metallurgical Complex (AMMC)	Compliant
AngloGold Ashanti Córrego do Sítio Mineração	Compliant
Argor-Heraeus S.A.	Compliant
Asahi Pretec Corp.	Compliant
Asahi Refining Canada Ltd.	Compliant
Asahi Refining USA Inc.	Compliant
Asaka Riken Co., Ltd.	Compliant
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	No Certificate
AU Traders and Refiners	Compliant
AURA-II	No Certificate
Aurubis AG	Compliant
Baiyin Nonferrous Metals Corporation (BNMC)	No Certificate
Bangalore Refinery	Active
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Compliant
Bauer Walser AG	No Certificate
Boliden AB	Compliant

1  Verified smelters are those listed by the EICC (“Compliant” – developed and implemented a Conflict Free Smelter Program; “Active” – committed to undergo a CFSP audit or are participating in one of the cross-recognized certification programs; “No Certificate” – program status is unknown); smelter status is current as of May 30, 2017.

C. Hafner GmbH + Co. KG	Compliant
Caridad	No Certificate
CCR Refinery - Glencore Canada Corporation	Compliant
Cendres + Métaux SA	Active
Chimet S.p.A.	Compliant
Chugai Mining	No Certificate
Daejin Indus Co., Ltd.	Compliant
Daye Non-Ferrous Metals Mining Ltd.	No Certificate
Degussa Sonne / Mond Goldhandel GmbH	No Certificate
DODUCO GmbH	Compliant
Dowa	Compliant
DSC (Do Sung Corporation)	Compliant
Eco-System Recycling Co., Ltd.	Compliant
Elemetal Refining, LLC	No Certificate
Emirates Gold DMCC	Compliant
Faggi Enrico S.p.A.	No Certificate
Fidelity Printers and Refiners Ltd.	No Certificate
Gansu Seemine Material Hi-Tech Co., Ltd.	No Certificate
Geib Refining Corporation	Compliant
Gold Refinery of Zijin Mining Group Co., Ltd.	Compliant
Great Wall Precious Metals Co., Ltd. of CBPM	No Certificate
Guangdong Jinding Gold Limited	No Certificate
GCC Gujarat Gold Centre Pvt. Ltd.	No Certificate
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	No Certificate
Hangzhou Fuchunjiang Smelting Co., Ltd.	No Certificate
Heimerle + Meule GmbH	Compliant
Henan Yuguang Gold & Lead Co., Ltd.	No Certificate
Heraeus Metals Hong Kong Ltd.	Compliant
Heraeus Precious Metals GmbH & Co. KG	Compliant
HeTai Gold Mineral GuangDong Ltd. Co.	No Certificate
House of Currency of Brazil (Casa da Moeda do Brazil)	No Certificate
Hunan Chenzhou Mining Co., Ltd.	No Certificate
HwaSeong CJ Co., Ltd.	No Certificate
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Compliant
Ishifuku Metal Industry Co., Ltd.	Compliant
Istanbul Gold Refinery	Compliant
Japan Mint	Compliant
Jiangxi Copper Company Limited	Compliant
Jin Jinyin refining company limited	No Certificate
Jinlong Copper Co., Ltd.	No Certificate
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Compliant
JSC Uralelectromed	Compliant
JX Nippon Mining & Metals Co., Ltd.	Compliant
Kaloti Precious Metals	No Certificate
Kazakhmys Smelting LLC	No Certificate
Kazzinc	Compliant
Kennecott Utah Copper LLC	Compliant

KGHM Polska Miedź Spólka Akcyjna	Active
Kojima Chemicals Co., Ltd.	Compliant
Korea Metal Co., Ltd.	No Certificate
Korea Zinc Co. Ltd.	Compliant
Kosak Seiren	No Certificate
Kyrgyzaltyn JSC	Compliant
Kyshtym Copper-Electrolytic Plant ZAO	No Certificate
L' azurde Company For Jewelry	No Certificate
Lingbao Gold Company Limited	No Certificate
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	No Certificate
LS-NIKKO Copper Inc.	Compliant
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	No Certificate
Materion	Compliant
Matsuda Sangyo Co., Ltd.	Compliant
Metahub Industries Sdn. Bhd.	No Certificate
Metalor Technologies (Hong Kong) Ltd.	Compliant
Metalor Technologies (Singapore) Pte., Ltd.	Compliant
Metalor Technologies (Suzhou) Ltd.	Compliant
Metalor Technologies S.A.	Compliant
Metalor USA Refining Corporation	Compliant
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Compliant
Mitsubishi Materials Corporation	Compliant
Mitsui Mining and Smelting Co., Ltd.	Compliant
MMTC-PAMP India Pvt., Ltd.	Compliant
Modeltech Sdn Bhd	Active
Morris and Watson	No Certificate
Moscow Special Alloys Processing Plant	Compliant
Nadir Metal Rafineri San. Ve Tic. A.Ş.	Compliant
Navoi Mining and Metallurgical Combinat	Active
Nihon Material Co., Ltd.	Compliant
Nihon Superior Co., Ltd.	No Certificate
Nyrstar Metals	No Certificate
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Compliant
Ohura Precious Metal Industry Co., Ltd.	Compliant
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Compliant
OJSC Kolyma Refinery	No Certificate
OJSC Novosibirsk Refinery	Compliant
PAMP S.A.	Compliant
Pan Pacific Copper Co. LTD	No Certificate
Penglai Penggang Gold Industry Co., Ltd.	No Certificate
Prioksky Plant of Non-Ferrous Metals	Compliant
PT Aneka Tambang (Persero) Tbk	Compliant
PX Précinox SA	Compliant
Rand Refinery (Pty) Ltd.	Compliant
Remondis Argentia B.V.	Active
Republic Metals Corporation	Compliant
Royal Canadian Mint	Compliant

SAAMP	Compliant
Sabin Metal Corp.	No Certificate
SAFINA A.S.	Active
Sai Refinery	No Certificate
Samduck Precious Metals	Compliant
SAMWON Metals Corp.	No Certificate
SAXONIA Edelmetalle GmbH	Compliant
Schone Edelmetaal B.V.	Compliant
SEMPSA Joyería Platería S.A.	Compliant
Shan Dong Huangjin	No Certificate
Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	No Certificate
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	No Certificate
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Compliant
Shenzhen fujun material technology co.,ltd	No Certificate
Shenzhen Heng Zhong Industry Co.,Ltd.	No Certificate
Shenzhen Zhonghenglong Real Industry Co., Ltd.	No Certificate
Sichuan Tianze Precious Metals Co., Ltd	Compliant
Singway Technology Co., Ltd.	Compliant
Sino-Platinum Metals Co.,Ltd	No Certificate
So Accurate Group, Inc.	No Certificate
SOE Shyolkovsky Factory of Secondary Precious Metals	Compliant
Solar Applied Materials Technology Corp.	Compliant
Sudan Gold Refinery	No Certificate
Sumitomo Metal Mining Co., Ltd.	Compliant
Super Dragon Technology Co., Ltd	No Certificate
Suzhou Xingrui Noble	No Certificate
T.C.A S.p.A	Compliant
Taicang City Nancang Metal Material Co.,Ltd	No Certificate
Tanaka Kikinzoku Kogyo K.K.	Compliant
The Refinery of Shandong Gold Mining Co., Ltd.	Compliant
Tokuriki Honten Co., Ltd.	Compliant
Tongling nonferrous Metals Group Co.,Ltd	No Certificate
Tony Goetz NV	Active
TOO Tau-Ken-Altyn	No Certificate
Torecom	Compliant
Umicore Brasil Ltda.	Compliant
Umicore Precious Metals Thailand	Compliant
Umicore S.A. Business Unit Precious Metals Refining	Compliant
United Precious Metal Refining, Inc.	Compliant
Universal Precious Metals Refining Zambia	No Certificate
Valcambi S.A.	Compliant
Western Australian Mint trading as The Perth Mint	Compliant
WIELAND Edelmetalle GmbH	Compliant
Yamamoto Precious Metal Co., Ltd.	Compliant
Yokohama Metal Co., Ltd.	Compliant
Yunnan Copper Industry Co., Ltd.	No Certificate
Zhe Jiang Guang Yuan Noble Metal Smelting Factory	No Certificate
Zhongkuang Gold Industry Co.,LTD	No Certificate

Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Compliant
TANTALUM
AMG (Advanced Metallurgical Group)	No Certificate
ANHUI HERRMAN IMPEX CO.	No Certificate
Avon Specialty Metals Ltd	No Certificate
Changsha South Tantalum Niobium Co., Ltd.	Compliant
Conghua Tantalum and Niobium Smeltry	No Certificate
D Block Metals, LLC	Compliant
Duoluoshan	Compliant
E.S.R. Electronics	No Certificate
Exotech Inc.	Compliant
F&X Electro-Materials Ltd.	Compliant
FIR Metals & Resource Ltd.	Compliant
Gannon & Scott	No Certificate
Global Advanced Metals	No Certificate
Global Advanced Metals Aizu	Compliant
Global Advanced Metals Boyertown	Compliant
Guangdong Zhiyuan New Material Co., Ltd.	Compliant
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	No Certificate
H.C. Starck Co., Ltd.	Compliant
H.C. Starck Group	No Certificate
H.C. Starck Hermsdorf GmbH	Compliant
H.C. Starck Inc.	Compliant
H.C. Starck Ltd.	Compliant
H.C. Starck Smelting GmbH & Co.KG	Compliant
H.C. Starck Tantalum and Niobium GmbH	Compliant
Hengyang King Xing Lifeng New Materials Co., Ltd.	Compliant
Hi-Temp Specialty Metals, Inc.	Compliant
Jiangxi Dinghai Tantalum & Niobium Co., LTD	Compliant
Jiangxi Tuohong New Raw Material	Compliant
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Compliant
Jiujiang Tanbre Co., Ltd.	No Certificate
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Compliant
KEMET Blue Metals	Compliant
KEMET Blue Powder	Compliant
KEMET Corp.	No Certificate
King-Tan Tantalum Industry Ltd	Compliant
LSM Brasil S.A.	Compliant
Metallurgical Products India Pvt., Ltd.	Compliant
Mineração Taboca S.A.	Compliant
Mitsui Mining & Smelting	Compliant
Ningxia Orient Tantalum Industry Co., Ltd.	Compliant
NPM Silmet A.S.	Compliant
Phoenix Metal Ltd	No Certificate
Plansee SE	No Certificate
Plansee SE Liezen	No Certificate
Plansee SE Reutte	No Certificate
Power Resources Ltd.	Compliant

QuantumClean	Compliant
Resind Indústria e Comércio Ltda.	Compliant
RFH Tantalum Smeltry Co., Ltd.	Compliant
Shanghai Jiangxi Metals Co., Ltd.	No Certificate
Solikamsk Magnesium Works OAO	Compliant
Taki Chemicals	Compliant
Tantalite Resources	No Certificate
Telex Metals	Compliant
Tranzact, Inc.	No Certificate
Ulba Metallurgical Plant JSC	Compliant
XinXing HaoRong Electronic Material Co., Ltd.	Compliant
Yichun Jin Yang Rare Metal Co., Ltd	Compliant
Zhuzhou Cemented Carbide	Compliant
TIN
Alpha	Compliant
An Thai Minerals Company Limited	No Certificate
An Vinh Joint Stock Mineral Processing Company	No Certificate
Chenzhou Yunxiang Mining and Metallurgy Company Limited	Compliant
China Tin Group Co., Ltd.	Compliant
CNMC (Guangxi) PGMA Co., Ltd.	No Certificate
Cooper Santa	No Certificate
Cooperativa Metalurgica de Rondônia Ltda.	Compliant
CV Ayi Jaya	Compliant
CV Dua Sekawan	Compliant
CV Duta Putra Bangka	No Certificate
CV Gita Pesona	Compliant
CV Makmur Jaya	No Certificate
CV Serumpun Sebalai	Compliant
CV Tiga Sekawan	Compliant
CV United Smelting	Compliant
CV Venus Inti Perkasa	Compliant
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Active
Elmet S.L.U. (Metallo Group)	No Certificate
EM Vinto	Compliant
Estanho de Rondônia S.A.	No Certificate
Feinhütte Halsbrücke GmbH	No Certificate
Fenix Metals	Compliant
Gejiu Fengming Metalurgy Chemical Plant	Compliant
Gejiu Jinye Mineral Company	Compliant
Gejiu Kai Meng Industry and Trade LLC	Active
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Compliant
Gejiu Yunxi Group Corp.	No Certificate
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Compliant
Gejiu Zili Mining And Metallurgy Co., Ltd.	No Certificate
Gold Bell Group	No Certificate
Guanyang Guida Nonferrous Metal Smelting Plant	Compliant
Hongqiao Metals (Kunshan) Co., Ltd.	No Certificate

HuiChang Hill Tin Industry Co., Ltd.	Compliant
Huichang Jinshunda Tin Co., Ltd	Active
Hunan Xianghualing tin	No Certificate
Jiangxi Ketai Advanced Material Co., Ltd.	Compliant
JU TAI INDUSTRIAL CO.,LTD.	No Certificate
Linwu Xianggui Ore Smelting Co., Ltd.	No Certificate
Linwu Xianggui Smelter Co	No Certificate
Magnu's Minerais Metais e Ligas Ltda.	Compliant
Malaysia Smelting Corporation (MSC)	Compliant
Melt Metais e Ligas S/A	Compliant
Metallic Resources, Inc.	Compliant
Metallo-Chimique N.V.	No Certificate
Metallum Group Holding NV	No Certificate
Ming Li Jia smelt Metal Factory	No Certificate
Minmetals Ganzhou Tin Co. Ltd.	No Certificate
Minsur	Compliant
Nankang Nanshan Tin Manufactory Co., Ltd.	Active
Nghe Tinh Non-Ferrous Metals Joint Stock Company	No Certificate
Novosibirsk Integrated Tin Works	No Certificate
O.M. Manufacturing (Thailand) Co., Ltd.	Compliant
O.M. Manufacturing Philippines, Inc.	Compliant
Operaciones Metalurgical S.A.	Compliant
PT Alam Lestari Kencana	No Certificate
PT Aries Kencana Sejahtera	Compliant
PT Artha Cipta Langgeng	Compliant
PT ATD Makmur Mandiri Jaya	Compliant
PT Babel Inti Perkasa	Compliant
PT Babel Surya Alam Lestari	No Certificate
PT Bangka Kudai Tin	No Certificate
PT Bangka Prima Tin	Compliant
PT Bangka Putra Karya	No Certificate
PT Bangka Timah Utama Sejahtera	No Certificate
PT Bangka Tin Industry	Compliant
PT Belitung Industri Sejahtera	Compliant
PT BilliTin Makmur Lestari	No Certificate
PT Bukit Timah	Compliant
PT Cipta Persada Mulia	No Certificate
PT Donna Kembara Jaya	No Certificate
PT DS Jaya Abadi	Compliant
PT Eunindo Usaha Mandiri	Compliant
PT Fang Di MulTindo	No Certificate
PT HP Metals Indonesia	No Certificate
PT Inti Stania Prima	Compliant
PT Justindo	No Certificate
PT Karimun Mining	Compliant
PT Kijang Jaya Mandiri	Compliant
PT Koba Tin	No Certificate
PT Lautan Harmonis Sejahtera	Compliant

PT Mitra Stania Prima	Compliant
PT O.M. Indonesia	Compliant
PT Panca Mega Persada	Compliant
PT Pelat Timah Nusantara Tbk	No Certificate
PT Prima Timah Utama	Compliant
PT Refined Bangka Tin	Compliant
PT Sariwiguna Binasentosa	Compliant
PT Seirama Tin Investment	No Certificate
PT Singkep Times Utama	No Certificate
PT Stanindo Inti Perkasa	Compliant
PT Sukses Inti Makmur	Compliant
PT Sumber Jaya Indah	Compliant
PT Supra Sukses Trinusa	No Certificate
PT Timah (Persero) Tbk Kundur	Compliant
PT Timah (Persero) Tbk Mentok	Compliant
PT Tinindo Inter Nusa	Compliant
PT Tirus Putra Mandiri	No Certificate
PT Tommy Utama	Compliant
PT Wahana Perkit Jaya	No Certificate
PT Yinchendo Mining Industry	No Certificate
PT.HANJAYA PERKASA METALS	No Certificate
Rui Da Hung	Compliant
Soft Metais Ltda.	Compliant
Super Ligas	No Certificate
Thaisarco	Compliant
Tianshui ling bo technology co., Ltd	No Certificate
TIN PLATING GEJIU	No Certificate
Tuyen Quang Non-Ferrous Metals Joint Stock Company	No Certificate
VQB Mineral and Trading Group JSC	Compliant
White Solder Metalurgia e Mineração Ltda.	Compliant
Wu Xi Shi Yi Zheng Ji Xie She Bei Company	No Certificate
Wuxi Lantronic Electronic Co Ltd	No Certificate
Xianghualing Tin Minerals	No Certificate
Yifeng Tin	No Certificate
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Compliant
Yunnan Chengo Electric Smelting Plant	No Certificate
Yunnan Tin Company Limited	Compliant
Yunnan Xi YE	No Certificate
Zhuhai Quanjia	No Certificate
TUNGSTEN
A.L.M.T. TUNGSTEN Corp.	Compliant
ACL Metais Eireli	No Certificate
Asia Tungsten Products Vietnam Ltd.	Compliant
Chenzhou Diamond Tungsten Products Co., Ltd.	Compliant
China Minmetals Non-ferrous Metals Holding Co., Ltd.	No Certificate
Chongyi Zhangyuan Tungsten Co., Ltd.	Compliant
Dayu Jincheng Tungsten Industry Co., Ltd.	No Certificate
Dayu Weiliang Tungsten Co., Ltd.	No Certificate

Fujian Jinxin Tungsten Co., Ltd.	Compliant
Ganxian Shirui New Material Co., Ltd.	No Certificate
Ganzhou Grand Sea W & Mo Group Co., Ltd.	No Certificate
Ganzhou Huaxing Tungsten Products Co., Ltd.	Compliant
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Compliant
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	No Certificate
Ganzhou Seadragon W & Mo Co., Ltd.	Compliant
Ganzhou Yatai Tungsten Co., Ltd.	No Certificate
Global Tungsten & Powders Corp.	Compliant
Guangdong Xianglu Tungsten Co., Ltd.	Compliant
H.C. Starck Smelting GmbH & Co. KG	Compliant
HC Starck GmbH	No Certificate
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Compliant
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	No Certificate
Hunan Chunchang Nonferrous Metals Co., Ltd.	Compliant
Hydrometallurg, JSC	Compliant
Japan New Metals Co., Ltd.	Compliant
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Compliant
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	No Certificate
Jiangxi Gan Bei Tungsten Co., Ltd.	Compliant
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	No Certificate
Jiangxi Richsea New Materials Co., Ltd.	No Certificate
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Compliant
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Compliant
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Compliant
Jiangxi Yaosheng Tungsten Co., Ltd.	Compliant
Kennametal Fallon	Compliant
Kennametal Huntsville	Compliant
Malipo Haiyu Tungsten Co., Ltd.	Compliant
Moliren Ltd	Compliant
Niagara Refining LLC	Compliant
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Compliant
Philippine Chuangxin Industrial Co., Inc.	Compliant
Pobedit, JSC	No Certificate
Sanher Tungsten Vietnam Co., Ltd.	No Certificate
South-East Nonferrous Metal Company Limited of Hengyang City	Compliant
Tejing (Vietnam) Tungsten Co., Ltd.	Compliant
Unecha Refractory metals plant	Compliant
Vietnam Youngsun Tungsten Industry Co., Ltd.	Compliant
Wolfram Bergbau und Hütten AG	Compliant
WOLFRAM Company CJSC	No Certificate
Woltech Korea Co., Ltd.	Compliant
Xiamen Tungsten (H.C.) Co., Ltd.	Compliant
Xiamen Tungsten Co., Ltd.	Compliant
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Compliant
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Compliant
Zhuzhou Cemented Carbide Group Co Ltd	No Certificate

Countries of Origin for the above listed SORs are believed to include:

Australia, Austria, Belgium, Bolivia, Brazil, Canada, China, Czech Republic, Estonia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Republic of Korea, Kyrgyzstan, Macedonia, Malaysia, Mexico, Netherlands, New Zealand, Peru, Philippines, Poland, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Kingdom, United States of America, Uzbekistan, Vietnam, Zambia and Zimbabwe

4.	SOR Facility Description

Below is a summary of the SORs with indications of DRC/CC sourcing and their certification statuses.

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin
Tin	Phoenix Metal Ltd.

No Certificate – Program Status Unknown

Smelter has not registered or committed to undergo a CFSP audit or participate in one of the cross-recognized certification programs. Smelter is not in compliance with CFSP assessment protocols.

Rwanda
Gold	Universal Precious Metals Refining Zambia

No Certificate – Program Status Unknown

Smelter has not registered or committed to undergo a CFSP audit or participate in one of the cross-recognized certification programs. Smelter is not in compliance with CFSP assessment protocols.

Zambia

For those declaration responses provided at the company and user-defined level and non-specific to Civeo’s products, the presence of any particular smelter is not necessarily linked to the products that Civeo purchases and uses in its manufacturing operations. Thus, the information provided in such supplier responses was not at a product-level specific to the materials and components used by the Company. As such, the identified SORs and countries of origin identified above have not been confirmed to be present in Civeo’s supply chain.

5.	Design of Due Diligence Framework

Civeo’s due diligence process is designed in accordance with the Organization for Economic Cooperation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements2 (collectively, the “OECD Guidance”). It is important to note that the OECD Guidance was written for both upstream3 and downstream44 companies in the supply chain. As Civeo is a downstream company in the supply chain, our due diligence practices were tailored accordingly.

2 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2013; http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.

3 Upstream companies refer to those between the mine and SOR. As such, the companies typically include miners, local traders, or exporters from the country of mineral origin, international concentrate traders and SORs.

4 Downstream companies refer to those entities between the SOR and retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers (OEMs) and retailers.

6.	Due Diligence Measures Performed

Due Diligence measures undertaken by Civeo included the following:

●	Maintained current the Company’s Conflict Minerals Policy. The Conflict Minerals Policy is publicly available at https://www.civeo.com ;
●	Formalized a standard procedure on Conflict Minerals due diligence and reporting guidelines;
●	Assembled an internal team to support supply chain due diligence;
●	Established a system of controls and transparency over the mineral supply chain;
●	Implemented internal measures to strengthen company engagement with suppliers;
●	Included an internal grievance mechanism in the Conflict Minerals Policy;
●	Designed and implemented a strategy to respond to supply chain risks;
●	Implemented a risk management plan, monitored and tracked risk mitigation, reporting to Senior Civeo Supply Chain Management who evaluated supplier partnerships; and
●	Reported Annually on Supply Chain Due Diligence. This CMR and the Form SD to which it is an exhibit are publicly available at http://ir.civeo.com/sec.cfm.

7.	Steps to Improve Due Diligence

Civeo will endeavor to continuously improve upon supply chain due diligence efforts via the following measures:

●	Continue to assess the presence of 3TG in the supply chain;
●	Clearly communicate expectations with regard to supplier performance, transparency and sourcing;
●	Increase supplier response rate for RCOI process;
●	Increase indirect suppliers’ rate of product specificity for RCOI process;
●

Continue to increase the rate in which Civeo addresses issues including implausible statements regarding no presence of 3TG and incomplete data on EICC-GeSI Templates regarding scrap and recycled sources;

●	Continue to compare RCOI results to information collected via independent conflict free smelter validation programs, such as the EICC/GeSI Conflict Free Smelter Program;
●

Engage with SORs to obtain mine of origin and transit routes and assess whether SORs have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas;

●	Undertake additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances; and
●	Provide continuing education to members of our Conflict Minerals Compliance team, as well as employees who are involved with supplier and customer contact related to Conflict Minerals compliance.

8.     Inherent Limitations

Because Civeo is a downstream user of 3TG, we must rely on the representations and information provided by our suppliers and other third parties within our supply chain. As a result, incomplete, over-inclusive or inaccurate information provided by the suppliers or by a SOR could affect the accuracy or completeness of the information set forth below or other information contained in this CMR.

Note also that many of Civeo’s suppliers received responses from their direct suppliers with SOR information based on a company or divisional level, rather than a product-level specific to the materials and components used by the Company. As such, Civeo is unable to confirm all SORs in its supply chain for the Reporting Period.